Exhibit 4(b)

Execution Version

EXTENSION AGREEMENT

September 13, 2019

Citibank, N.A., as Administrative Agent under the Credit Agreement referred to below

Citibank, N.A.
1615 Brett Road, Ops III
New Castle, Delaware 19720

Ladies and Gentlemen:

Reference is made to (i) the Second Amended and Restated Credit Agreement, dated as of September 14, 2018 (as amended, restated, modified or otherwise supplemented from time to time prior to the date hereof, the “Credit Agreement”), among Entergy Corporation, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and an LC Issuing Bank, MUFG Bank, Ltd., as an LC Issuing Bank, and the other LC Issuing Banks party thereto, and (ii) the Borrower’s request, dated July 17, 2019, for an extension of the Termination Date to September 14, 2024 (the “Extension Request”). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

In connection with the “Extension” (as defined in the Extension Request), each undersigned Lender agrees, subject to the Administrative Agent’s receipt of the documents described in Section 2.18(c) of the Credit Agreement, to extend the Termination Date applicable to such Lender’s Commitment to September 14, 2024, such that the reference to “September 14, 2023” contained in the definition of “Termination Date” in the Credit Agreement shall hereafter be deemed to be a reference to “September 14, 2024,” such extension to be effective on September 13, 2019.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. Except as specifically provided above, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects by the parties hereto, and (ii) the execution and delivery of this Extension Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any Loan Documents. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature pages follow]

Citibank, N.A., as a Lender and LC Issuing Bank

By: /s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

JP Morgan Chase Bank N.A., as a Lender and LC Issuing Bank

By: /s/ Amit Gaur
Name: Amit Gaur
Title: Vice President

Wells Fargo Bank, N.A.

By: /s/ Keith Luettel
Name: Keith Luettel
Title: Managing Director

BNP Paribas, as a Lender

By: /s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By: /s/ Theodore Sheen
Name: Theodore Sheen
Title: Director

MIZUHO BANK, LTD.

By: /s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

MUFG Bank, Ltd., as a Lender and LC Issuing Bank

By: /s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
Title: Director

The Bank of Nova Scotia, as a Lender and LC Issuing Bank

By: /s/ Jason Rinne
Name: Jason Rinne
Title: Director

BANK OF AMERICA, N.A.

By: /s/ Jennifer Cochrane
Name: Jennifer Cochrane
Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Morgan Stanley Bank, N.A.

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

KeyBank National Association

By: /s/ Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President

BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

CoBank, ACB

By: /s/ Matthew Leatherman

Name: Matthew Leatherman
Title: Vice President

THE BANK OF NEW YORK MELLON

By: /s/ Molly H. Ross
Name: Molly H. Ross
Title: Vice President

REGIONS BANK

By: /s/ Tedrick Tarver
Name: Tedrick Tarver
Title: Director

Sumitomo Mitsui Banking Corporation

By: /s/ Michael Maguire
Name: Michael Maguire
Title: Executive Director

U.S. Bank National Association

By: /s/ Michael T. Sagges
Name: Michael T. Sagges
Title: Vice President

The Northern Trust Company

By: /s/ Keith L. Burson
Name: Keith L. Burson
Title: Senior Vice President

[Hancock Whitney Bank]

By: /s/ Nancy Moragas
Name: Nancy Moragas
Title: Senior Vice President

Capital One, National Association

By: /s/ Katherine G. Kay
Name: Katherine G. Kay
Title: Senior Vice President

Taiwan Cooperative Bank, Los Angeles Branch

By: /s/ Lin, Tao-Lun
Name: Lin, Tao-Lun
Title: V.P. & General Manager

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By: /s/ Hung-Chieh Chou
Name: Hung-Chieh Chou
Title: A.V.P. & A.G.M.

AGREED AND ACCEPTED:

ENTERGY CORPORATION

By: /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer